EX.99.H.i.E.1

AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT effective as of the last date on the signature block, to the Fund Administration Servicing Agreement, dated as of June 22, 2006, as amended, (the “Agreement”), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”) on behalf of its separate series, the Boston Common funds listed on Exhibit U attached hereto (as amended from time to time) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the Boston Common ESG Impact Emerging Markets Fund to Exhibit U; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Boston Common ESG Impact Emerging Markets Fund is hereby added to Exhibit U attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

PROFESSIONALLY MANAGED PORTFOLIOS    U.S. BANCORP FUND SERVICES, LLC
By: /s/ Elaine E. Richards        By: /s/ Anita M. Zagrodnik
Name: Elaine E. Richards        Name: Anita M. Zagrodnik
Title: President    Title:    Senior Vice President

Date: July 24, 2021    Date: 7/26/2021

Boston Common

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Exhibit U to the
Professionally Managed Portfolios Fund Administration Servicing Agreement

Name of Series
Boston Common ESG Impact International Fund Boston Common ESG Impact U.S. Equity Fund
Boston Common ESG Impact Emerging Markets Fund

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule at July 1, 2018
Annual Fee Based Upon Average Net Assets per Fund*
[ ] basis points on the first $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the balance
Minimum Annual Fee: $[ ] per fund
•Additional fee of $[ ] for each additional class or Controlled Foreign Corporation (CFC)
•Additional fee of $[ ] per manager/sub-adviser per fund
Services Included in Annual Fee Per Fund
•Advisor Information Source – On-line access to portfolio managementand compliance information.
•Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
•USBFS Legal Administration (e.g., registration statement update)
•CoreTax Services – See Additional Services Fee Schedule
All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services

Pricing Services
•$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs
•$[ ]– Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
•$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
•$[ ] – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
•$[ ] – Bank Loans
•$[ ] – Swaptions, Intraday money market funds pricing, up to [ ] times per day
•$[ ] – Credit Default Swaps
•$[ ] per Month Manual Security Pricing (>[ ]per day)
NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.
Corporate Action and Factor Services (security paydown)
•$[ ] per Foreign Equity Security per Month
•$[ ] per Domestic Equity Security per Month
•$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month

Boston Common

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Third Party Administrative Data Charges (descriptive data for each security)
•$[ ] per security per month for fund administrative data
SEC Modernization Requirements
•Form N-PORT – $[ ] per year, per Fund
•Form N-CEN – $[ ] per year, per Fund

Boston Common

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USBFS has entered into agreements with Bloomberg Finance L.P. (“Bloomberg”) to provide data (the “N-PORT Data”) for use in or in connection with the reporting requirements under the Rule, including preparation and filing of Form N-PORT. In connection with the provision of the N-PORT Data, Bloomberg requires certain provisions to be included in the Agreement. Accordingly, the Trust agrees that it shall (a) comply with all laws, rules and regulations applicable to accessing and using the N-PORT Data, (b) not extract the N-PORT Data from the view-only portal, (c) not use the N-PORT Data for any purpose independent of complying with the requirements of the Rule (which prohibition shall include, for the avoidance of doubt, use in risk reporting or other systems or processes (e.g., systems or processes made available enterprise-wide for the Trust’s internal use)), (d) permit audits of its use of the N-PORT Data by Bloomberg, its affiliates or, at the Trust’s request, a mutually agreed upon third-party auditor (provided that the costs of an audit by a third party shall be borne by the Trust), (e) exculpate Bloomberg, its affiliates and their respective suppliers from any liability or responsibility of any kind relating to the Trust’s receipt or use of the N-PORT Data (including expressly disclaiming all warranties). The Trust further agrees that Bloomberg shall be a third-party beneficiary of the Agreement solely with respect to the foregoing provisions (a) – (e).

Additional Legal Administration Services
•Subsequentnew fund launch – $[ ] per project
•Subsequentnew share class launch – $[ ] per project
•Multi-managed funds – as negotiated based upon specific requirements
•Proxy – as negotiated based upon specific requirements
Extraordinary services – negotiated based upon specific requirements
Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, exemptive applications

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/XBRL filing.

The Fund start-up services project fee is paid for by the adviser and not the Fund(s). This fee is not able to be recouped by the adviser under an expense waiver limitation or similar agreement. Fund startup fees are billed [ ]% following the selection of U.S. Bancorp Fund Services and [ ]% [ ] days after the preliminary registration statement is filed with the SEC.

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule*
•$[ ]for each fund (subject to change based on Board review and approval)
•$[ ] per sub-advisor per fund
•Non-USBFS Distribution fee of $[ ] per year
•Per advisor relationship, and subject to change based upon board review and approval.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, , third party auditing and legal expenses, wash sales reporting
(GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional legal administration (e.g., subsequentnew fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average. Fees are calculatedpro rata and billed monthly.

Boston Common

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Amended Exhibit U (continued) to the
Professionally Managed Portfolios Fund Administration Servicing Agreement

Fund Administration & Portfolio Compliance (Additional Services Fee Schedule)

Transfer In-Kind
•Tax Free Transfer In-Kind Cost Basis Tracking* – $[ ] per sub-account per year

Daily Compliance Services (if required)
•Base fee – $[ ] per fund per year
•Setup – $[ ] per fund group

Section 18 Compliance Testing
•$[ ] set up fee per fund complex
•$[ ] per fund per month

Section 15(c) Reporting
•$[ ] per fund per standard reporting package*
•Additional 15c reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting
–Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
–Performance reporting package: Peer Comparison Report
•Standard data source – Morningstar; additional charges will apply for other data services

Equity & Fixed Income Attribution Reporting
•Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, Prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099- MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Optional Tax Services
•Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[ ] per year
•Additional Capital Gain Dividend Estimates – (First two included in core services) – $[ ] per additional estimate
•State tax returns - (First two included in core services) – $[ ] per additional return

Tax Reporting – MLP C-Corporations
Federal Tax Returns
•Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[ ]
•Prepare Federal and State extensions (If Applicable) – Included in the return fees
•Prepare provision estimates – $[ ] Per estimate

Boston Common

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State Tax Returns
•Prepare state income tax returns for funds and blocker entities – $[ ] per state return
–Sign state income tax returns – $[ ]per state return
–Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $[ ] per fund

Boston Common

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